UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2011

Trinity Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2525 Stemmons Freeway, Dallas, Texas		75207-2401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-631-4420

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2011, Trinity Industries, Inc. (the "Company") entered into the Trust for Non-Qualified Deferred Compensation Benefit Plans of Trinity Industries, Inc. (the "Trust Agreement") with JP Morgan Chase Bank, N.A. ("Trustee"). Under the Trust Agreement, the Trustee will serve as trustee of the trust for (i) the Supplemental Profit Sharing Plan for the Employees of Trinity Industries, Inc., (ii) the Trinity Industries, Inc. 2005 Deferred Plan for Director Fees, (iii) the Trinity Industries, Inc. Deferred Plan for Director Fees, and (iv) the Company’s 2008 deferred compensation plans. The Trust Agreement contains other terms and conditions that are customary for agreements of this type.

The Trust Agreement replaces in their entirety the following: (i) Trinity Industries, Inc. Supplemental Profit Sharing and Deferred Director Fee Trust dated March 31, 1999 (previously filed as Exhibit 10.7 to Registration Statement No. 333-117526 filed July 21, 2004 (the "Registration Statement")), (ii) Amendment No. 1 to the Trinity Industries, Inc. Supplemental Profit Sharing and Deferred Director Fee Trust dated December 27, 2000 (previously filed as Exhibit 10.7.1 to the Registration Statement), and (iii) Deferred Compensation Trust of Trinity Industries, Inc. and Certain Affiliates effective January 1, 2002 (previously filed as Exhibit 10.10 to the Registration Statement).

Item 1.02 Termination of a Material Definitive Agreement.

See "Item 1.01 – Entry into a Material Definitive Agreement."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

December 19, 2011	By:	James E. Perry

Name: James E. Perry
Title: Senior Vice President and Chief Financial Officer